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                                                                    Exhibit 10T


                             CONSULTING AGREEMENT


          CONSULTING AGREEMENT, entered into January 23, 1995 by and between First Bank System, Inc., a Delaware corporation (the "Company"), and Norman M. Jones ("Consultant").

          WHEREAS, the Company has entered into an Agreement of Merger and Consolidation dated July 21, 1994 (the "Merger Agreement") by and between the Company and Metropolitan Financial Corporation ("MFC"), which provides for the merger of MFC with and into the Company upon the terms and conditions set forth in the Merger Agreement; and

          WHEREAS, Section 5.21(b) of the Merger Agreement provides that the Company shall enter into a consulting agreement with Consultant prior to the Effective Date (as defined in the Merger Agreement); and

          WHEREAS, the Company desires to retain Consultant to render consulting and advisory services for the Company on the terms and conditions set forth in this agreement, and Consultant desires to be retained by the Company on such terms and conditions.

          NOW THEREFORE, in consideration of the respective covenants and commitments of the Company and Consultant set forth in this agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Consultant agree as follows:

          1. Retention of Consultant; Services to be Performed. The Company hereby retains Consultant to assist the Company in identifying and contacting, on behalf of the Company, potential financial institution acquisition candidates as requested from time to time by the Company and to render such other consulting and advisory services as the Company may request from time to time. Consultant hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this agreement. The Company and Consultant further agree that this agreement shall satisfy the obligations of the Company under Section 5.21(b) of the Merger Agreement.
During the term of this agreement, Consultant shall devote such portion of his business time, attention, skill and energy to the business of the Company as may be reasonably required to perform the services required by this agreement, up to one-third time, and during such time shall assume and perform to the best of his ability such reasonable responsibilities and duties as shall be assigned to Consultant from time to time by the Company. The Company shall use its best efforts to (a) secure the election of Consultant to the Company's Board of Directors for a term of at least three years and (b) appoint Consultant as Chairman of the Board of Directors of Metropolitan Federal Bank, fsb (the "Bank"), or its successor following the merger between the Company and MFC, for at least three years, subject to any applicable regulatory requirements. During the term of this agreement, Consultant shall report
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to Richard A. Zona or such other person as the Company may designate from time to time.

          2.   Term.  Unless terminated at an earlier date in accordance with
Section 6 of this agreement, the term of this agreement shall commence on the Effective Date and shall continue for a continuous period until the third anniversary of the Effective Date.

          3. Compensation. As compensation in full for Consultant's services hereunder, the Company shall pay to Consultant a consulting fee at the annual rate of $200,000 less any cash payments received from the Company by reason of his service as a member of the Company's Board of Directors, including retainer and meeting fees (and, in addition, shall transfer to Consultant certain used furniture that has heretofore been in the Loring Green apartment maintained by
MFC). Pursuant to Section 5.21(a) of the Merger Agreement, Mr. Jones may also serve as a member of the Company's Board of Directors and as Chairman of the Board of Directors of the Bank, and the Company and Consultant hereby acknowledge and agree that during the term of this agreement Consultant shall not be entitled to any additional compensation for such services (except that Consultant will be entitled to receive all benefits under all plans applicable to nonemployee members of the Company's Board of Directors).

          4.   Benefits and Expenses.

          (a) Office and Facilities. During the term of this agreement, the Company shall furnish Consultant, at the Company's sole expense, with suitable office space located in downtown Minneapolis, Minnesota, and full-time secretarial services, together with other reasonable facilities and services as are suitable, necessary and appropriate for Consultant to perform his duties pursuant to this agreement.

          (b) Business Expenses. Consultant shall be reimbursed by the Company in accordance with the policies and procedures that are established from time to time by the Company for all reasonable and necessary out-of-pocket expenses that are incurred by Consultant in performing his duties under this agreement and pursuant to Section 5.21(a) of the Merger Agreement, including, without limitation, reasonable travel expenses incurred by Consultant in rendering services outside of the Minneapolis/St. Paul metropolitan area.

          5. Protection of Confidential Information of the Company. Except as permitted or directed by the Company's Board of Directors, during the term of this agreement or at any time thereafter, Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of

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the business of the Company) any confidential or proprietary knowledge or information of the Company which Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of this agreement (including during his employment by MFC or its affiliates prior to the Effective Date), whether developed by himself or by others, including any customer lists of the Company and any other trade secrets or confidential information of the Company. Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The Company specifically acknowledges that Consultant is not prohibited from competing with the Company or its affiliates after the termination of this agreement, regardless of whether such competition arises from Consultant acting on his own behalf or as an employee, director, consultant or otherwise for another. The confidentiality obligations of this Section 5 do not apply to Consultant's use or communication of expertise gained from his experience with MFC and the Company and their respective affiliates at any time prior to the termination of this agreement, including general business procedures and methodologies used by such entities in their respective industries, provided such use or communication does not involve disclosure of confidential or proprietary information of MFC or the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this agreement by Consultant. The term "Company" as used in this paragraph includes all subsidiaries of the Company.

          6. Termination. Notwithstanding any contrary provision contained elsewhere in this agreement, this agreement and the rights and obligations of the Company and Consultant hereunder (other than the rights and obligations of the parties under Section 5) shall be terminated upon the occurrence of any of the following events:

          (a)  immediately in the event of Consultant's death; or

          (b) immediately in the event that Consultant becomes disabled so that he is unable to render his normal services under this agreement for a continuous period of 90 days; or

          (c) immediately in the event that Consultant is convicted of any crime (excluding traffic violations or other minor offenses), or engages in any activities that constitute a material violation of normal standards of business ethics;

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          (d)  upon 15 days prior written notice by the Company to Consultant if
               Consultant has failed in any material respect to perform his responsibilities hereunder and such default is not cured within such 15 day period;

          (e) immediately in the event that Consultant delivers to the Company written notice of his intention to voluntarily terminate this agreement; or

          (f) upon 15 days' prior written notice by Consultant to the Company if the Company has failed in any material respect to perform its responsibilities hereunder and such default is not cured within such 15-day period.

          In the event this agreement is terminated pursuant to paragraphs (a) through (e) of this Section 6 prior to the expiration of the term hereof, Consultant shall be entitled to receive his consulting fee pro rated through the date of termination, but all other rights to receive consulting fees shall terminate on such date. In the event that this agreement is terminated pursuant to paragraph (f) of this Section 6 prior to the expiration of the term hereof, Consultant shall be entitled to be paid by the Company, within 10 days of such termination, a lump sum equal to the aggregate of the consulting fee payments due pursuant to Section 3 of this agreement for the then remaining term of this agreement.

          7. Regulatory Invalidity. Notwithstanding any provision in this agreement to the contrary, no payment shall be due Consultant hereunder, and the Company shall not be obligated and shall not make any payment hereunder, if, because of the condition of the Company or any insured institution subsidiary of the Company or the acts of the Consultant, such payment would be prohibited pursuant to Section 18 of the Federal Deposit Insurance Act, as amended, 12 U.S.C. (S) 1828(k), or the regulations governing insured depositary institutions or depository institution holding companies promulgated pursuant thereto.

          8. Satisfaction. Consultant expressly acknowledges that the Bank is a federal savings bank subject to regulation of the Office of Thrift Supervision under the Home Owners' Loan Act, and particularly to regulation relating to the level and form of employment agreement and compensation which such a savings
institution may pay its executive officers.   This Agreement is solely between
the Company and Consultant. The Bank is not a party to this agreement and nothing in this agreement shall create any obligation enforceable against the Bank by Consultant or imply any course of conduct or level of compensation to which the Bank will be bound. Nothing in Sections 8 or 9 of this Agreement shall have any effect on the Company's obligations to Consultant pursuant to this Agreement.

          9. Management Services Agreement. (a) The Company may allocate reasonable expenses and fees to the

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Bank for Consultant's services to the Bank hereunder under a management services agreement between the Company and the Bank, provided that, notwithstanding any other provision in such management services agreement to the contrary:

     (i) The Bank may terminate any management services agreement between the Company and the Bank concerning the provision by the Company of services of Consultant to the Bank before expiration of any term of such agreement at any time by vote of the board of directors of the Bank. To the extent such termination is not for "Cause," the Company may continue to collect reimbursement for the services provided by Consultant to the Bank under a management services agreement, for the remainder of the term of such services. To the extent such termination is for Cause, all obligations of the Bank with respect to reimbursing the Company for the services provided by Consultant shall cease on the date of termination. For purposes of this Section, "Cause" shall include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or other similar offenses), a final cease-and-desist order, or a material breach of any agreement between the Bank and Consultant.

     (ii) To the extent that Consultant is suspended or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(e)(3), or (g)(1)), the Company shall not collect any reimbursement for any services of Consultant unless stayed by appropriate proceedings.

     (iii)  If:

            (A) the Consultant is removed or permanently prohibited from participating in the conduct of the Bank's affairs by order under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(e)(4) or (g)(1));

            (B) the Bank shall be in "Default" as defined in section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1813(x)(1));

            (C) the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority

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                 of Section 13(c) of the Federal Deposit Insurance Act (12
                 U.S.C. (S) 1823(c)); or

            (D) the Director of the Office of Thrift Supervision or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or the Bank is determined by such Director to be in an unsafe and unsound condition;

     then all obligations of the Bank to the Company under any management services agreement between the Company and the Bank concerning the provision of services by Consultant shall terminate as of the effective date of the order, default, or determination of the Director of the OTS; provided, however, that any obligations of the Bank accrued prior to such termination shall not be affected by any such termination and further provided, however, that in the event of any occurrence described in paragraphs (C) or (D) above, any obligations of the Bank to the Company with respect to the services provided by Consultant shall not terminate to the extent that continuation of such services is necessary to the continued operation of the Bank.

(b) Any termination by the Bank pursuant to Sections 8 or 9 of this Agreement of any management services agreement between the Company and Bank concerning the provision of services by Consultant shall not be deemed to terminate any obligations of the Company to Consultant pursuant to this Agreement.

          10.  Miscellaneous.

          (a) Assignment. This agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

          (b) Governing Law. This agreement shall be construed and enforced in accordance with the laws of the state of Minnesota.

          (c) Entire Agreement. This agreement evidences the entire understanding and agreement of the parties hereto relative to the consulting arrangement between Consultant and the Company and the other matters discussed herein. This agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein. This agreement may only be amended by a written document signed by both Consultant and the Company.

          (d) Injunctive Relief. Consultant acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by Consultant of the provisions of Section 5 of this agreement. Accordingly, in the event of any actual or threatened breach of such provisions, the Company shall (in

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addition to any other remedies that it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages.

          (e) Severability. To the extent any provision of this agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this agreement, and the validity and enforceability of the remainder of such provision and of this agreement shall be unaffected.

          (f) Status of Consultant. In rendering services pursuant to this agreement, Consultant shall be acting as an independent contractor and not as an employee or agent of the Company. As an independent contractor, Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific; provided, however, that nothing herein shall affect any authority that Consultant may have from time to time as a director of the Company or Chairman of the Board of Directors of the Bank or its successor following the merger between the Company and MFC. Nothing contained in this agreement shall be construed or implied to create a partnership. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to Consultant under this agreement; provided, however, that if Consultant fails to pay such taxes and the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company.

          (g) Change in Control. The Company acknowledges and agrees that: (i) the Effective Date (as defined in the Merger Agreement) shall be considered to be the date of a "Change in Control" for purposes of the MFC Executive Management Change in Control Severance Pay Plan (the "Executive Change in Control Plan"); and (ii) as of such Effective Date, Consultant's employment with MFC shall, under the terms of the Executive Change in Control Plan, be considered to be terminated for a reason other than death or Cause (and such Effective Date shall be considered to be the "Date of Termination," for purposes of the Executive Change in Control Plan). Accordingly, as of such Effective Date Consultant shall become an "Eligible Participant" (within the meaning of the Executive Change in Control Plan) entitled to all the benefits provided for in Article 4 of the Executive Change in Control Plan (and the Company shall be responsible for paying such benefits to Consultant).

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          IN WITNESS WHEREOF, The Company and Consultant have executed this agreement as of the date set forth in the first paragraph.


                                    FIRST BANK SYSTEM, INC.


                                    By  /s/ R A Zona
                                       ----------------------------------
                                        Its   Vice Chairman and CFO
                                            -----------------------------



                                        /s/   Norman M. Jones
                                       ----------------------------------
                                       Norman M. Jones

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